Exhibit 99.B(h)(8)(ii)

AMENDED
CUSTODIAL UNDERTAKING IN CONNECTION
WITH MASTER REPURCHASE AGREEMENT

THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of July 7, 2003, is by and between each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A hereto(“Buyer”), Goldman, Sachs & Co. (“Seller”), and The Bank of New York (“Custodian”).

W I T N E S S E T H:

WHEREAS, Buyer, Seller and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of March 13, 2003 (the “Custodial Undertaking Agreement”); and

WHEREAS, Buyer, Seller and Custodian desire to amend the Custodial Undertaking Agreement to add the portfolio series or funds set forth on Exhibit I (the “Added Funds”), and further to change Schedule A and Schedule III to reflect the addition of such Added Funds, as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Custodian agree that the Custodial Undertaking Agreement is hereby amended as follows:

1.               Schedule A shall be replaced in its entirety with the attached Schedule A thereby adding the Added Funds.

2.               Schedule III shall be replaced in its entirety with the attached Schedule III thereby adding the account information relating to Added Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective July 7, 2003.

Buyer:	Each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A

	By:	/s/ Kimberly Anderson

Title: Vice President and Secretary

Seller:	Goldman, Sachs & Co.

	By:	/s/ Andrew B. Foutiere

Title:

Custodian:	The Bank of New York
	By:	/s/ Claire A. Mesovic

Title: Vice President

EXHIBIT I

ADDED FUNDS — JULY 7, 2003

ING VP BALANCED PORTFOLIO

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Balanced Portfolio

ING VP Strategic Allocation Income Portfolio

ING GET FUNDS

ING GET Fund — Series D

ING GET Fund — Series E

ING GET Fund — Series G

ING GET Fund — Series H

ING GET Fund — Series I

ING GET Fund — Series J

ING GET Fund — Series K

ING GET Fund — Series L

ING GET Fund — Series M

ING GET Fund — Series N

ING GET Fund — Series P

ING GET Fund — Series Q

ING GET Fund — Series R

ING GET Fund — Series S

ING GET Fund — Series T

ING GET Fund — Series U

ING VP BOND PORTFOLIO

ING VP MONEY MARKET FUND

ING VP Money Market Portfolio

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

SCHEDULE A

LIST OF ALL FUNDS AS OF JULY 7, 2003

ING VP BOND PORTFOLIO
ING GET FUNDS
ING GET Fund — Series D
ING GET Fund — Series E	ING VP MONEY MARKET FUND
ING GET Fund — Series G	ING VP Money Market Portfolio
ING GET Fund — Series H
ING GET Fund — Series I	ING VARIABLE FUNDS
ING GET Fund — Series J	ING VP Growth and Income Portfolio
ING GET Fund — Series K
ING GET Fund — Series L	ING VARIABLE PORTFOLIOS, INC.
ING GET Fund — Series M	ING VP Growth Portfolio
ING GET Fund — Series N	ING VP Small Company Portfolio
ING GET Fund — Series P	ING VP Value Opportunity Portfolio
ING GET Fund — Series Q	ING VP Index Plus LargeCap Portfolio
ING GET Fund — Series R	ING VP Index Plus MidCap Portfolio
ING GET Fund — Series S	ING VP Index Plus SmallCap Portfolio
ING GET Fund — Series T
ING GET Fund — Series U
ING GET Fund — Series V

ING SERIES FUND, INC.
ING Strategic Allocation Growth Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Income Fund
ING Balanced Fund
ING Bond Fund
ING Government Fund
ING Index Plus Protection Fund
ING Aeltus Money Market Fund
ING Classic Principal Protection Fund I
ING Classic Principal Protection Fund II
ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
Brokerage Cash Reserves
ING Growth and Income Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund
ING Small Company Fund
ING Value Opportunity Fund

ING VP BALANCED PORTFOLIO

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Income Portfolio

SCHEDULE III

LIST OF ALL FUNDS’ ACCOUNT INFORMATION

Account Information for Delivery of Buyer’s Securities and Cash

ABA#:          021000018

GLA/111-567 (only for Tri Party Repo’s)

Bank/Custodian: The Bank of New York

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
ING GET Fund Series D	464612	901468-1326	033-001-025
ING GET Fund Series E	464614	901468-1652	033-001-025
ING GET Fund Series G	464616	901468-1601	033-001-025
ING GET Fund Series H	464618	901468-1318	033-001-025
ING GET Fund Series I	464620	901468-1628	033-001-025
ING GET Fund Series J	464622	901468-1636	033-001-025
ING GET Fund Series K	464624	901468-1776	033-001-025
ING GET Fund Series L	464626	901468-1784	033-001-025
ING GET Fund Series M	464628	901468-1792	033-001-025
ING GET Fund Series N	464630	901468-1806	033-001-025
ING GET Fund Series P	464632	901468-2071	033-001-025
ING GET Fund Series Q	464634	901468-2098	033-001-025
ING GET Fund Series R	464636	901468-2101	033-001-025
ING GET Fund Series S	464638	901468-2128	033-001-025
ING GET Fund Series T	464640	901468-2136	033-001-025
ING GET Fund Series U	464642	901468-2144	033-001-025
ING GET Fund Series V	464644	901468-2152	033-001-025
ING Strategic Allocation Balanced Fund	464719	901468-1970	033-001-025
ING Strategic Allocation Growth Fund	464720	901468-1954	033-001-025
ING Strategic Allocation Income Fund	464722	901468-1962	033-001-025
ING Balanced Fund	464764	901468-1245	033-001-025
ING Bond Fund	464068	901468-1261	033-001-025
ING Government Fund	464076	901468-1660	033-001-025
ING Index Plus Protection Fund	464712	901468-1814	033-001-025
ING Aeltus Money Market Fund	464064	901468-1997	033-001-025
ING Classic Principal Protection Fund	464707	901468-2527	033-001-025
ING Classic Principal Protection Fund II	464708	901468-2535	033-001-025
ING Classic Principal Protection Fund III	464709	901468-2896	033-001-025
ING Classic Principal Protection Fund IV	464710	901468-2381	033-001-025
Brokerage Cash Reserve	464062	901468-1989	033-001-025
ING Growth & Income Fund	464723	901468-1164	033-001-025
ING Growth Fund	464762	901468-1172	033-001-025
ING Index Plus LargeCap Fund	464726	901468-1369	033-001-025
ING Index Plus MidCap Fund	464727	901468-1202	033-001-025
ING Index & SmallCap Fund	464725	901468-1210	033-001-025
ING Small Company Fund	464729	901468-1148	033-001-025

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
ING Value Opportunity Fund	464730	901468-1199	033-001-025
ING VP Balanced Portfolio	464428	901468-2055	033-001-025
ING VP Strategic Allocation Growth Portfolio	464418	901468-2020	033-001-025
ING VP Strategic Allocation Balanced Portfolio	464416	901468-2039	033-001-025
ING VP Strategic Allocation Income Portfolio	464420	901468-2047	033-001-025
ING VP Bond Portfolio	464400	901468-1113	033-001-025
ING VP Money Market Portfolio	464412	901468-2063	033-001-025
ING VP Growth and Income Portfolio	464402	901468-1105	033-001-025
ING VP Growth Portfolio	464404	901468-1059	033-001-025
ING VP Small Company Portfolio	464414	901468-2012	033-001-025
ING VP Value Opportunity Portfolio	464424	901468-1083	033-001-025
ING VP Index Plus LargeCap Portfolio	464406	901468-1377	033-001-025
ING VP Index Plus MidCap Portfolio	464408	901468-1067	033-001-025
ING VP Index Plus SmallCap Portfolio	464410	901468-1075	033-001-025